 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2010

CORD BLOOD AMERICA, INC.
(Exact name of registrant as specified in its charter)

Florida	000-50746	65-1078768
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1857 Helm Drive Las Vegas, NV  89119
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (702) 914-7250
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Copies to:

Donald G. Davis, Esq.
Law Offices of Davis & Associates, Inc.
PO Box 12009
Marina Del Rey, CA 90295
Phone: (310) 823-8300
Fax: (310) 301-3370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01

Completion of Acquisition or Disposition of Assets

On March 24, 2010, the Company acquired 138,712 Series B Shares (the Shares)  in StellacureGmbH, a German Limited Liability Company which is in the business of collecting, processing and storing cord blood samples as a private bank for use in current or future medical therapies in Germany, Spain, and other European  and Middle Eastern Countries. The shares represent 51% of the total outstanding shares of Stellacure.

Cord Blood believes this acquisition may serve as a strategic footprint into the growth of the stem cell business throughout Europe. In addition to Germany which Stellacure started processing and storing in 2006, additional  Stellacure sales channels established in 2009 in Spain and Italy provide immediate market penetration and an opportunity for growth.  Cord Blood  management intends  to continue to pursue addtional sales channels in other markets in 2010, to the extent capital is available for this purpose. Cord Blood views the established relationship Stellacure has with the German Red Cross as a potential  catalyst  for expansion of Cord Blood services throughout Europe.

In December of 2009,  the Company  loaned Stellacure EUR 200,000 to be used for working capital (the December Loan) at a rate of 7% per annum and a term of 36 months with both interest and principal paid on or before the maturity date.

In the current transaction, the Cord Blood purchased  the Series B Shares in consideration for the agreement  to contribute EUR 362,288 in cash as a capital contribution and EUR 138,712 in cash as capital reserve to Stellacure, for a total commitment of  EUR 501,000.    Cord Blood also agreed to make available to Stellacure, a Convertible Debt line which Stellacure may only used for operating capital, in an amount up to total of US$1,000,000, less any amount outstanding on the December Loan.

The holders of Series B Shares such as those acquired by the Cord Blood are entitled to preferred payment in the event Stellacure is sold to a third party, or if there is an event of insolvency or liquidation of Stellacure.  In either case Cord Blood as to its Series B Shares, will have the right to preferred payment pro rata with other Series B Share holders to the extend funds are available, until Cord Blood has received a payment of  EUR 501,000.

As additional consideration for the Series B Shares, Cord Blood granted to the original shareholders of  Stellacure who now represent approximately 39% of Stellacure’s  shareholders, a “Put Option”, whereby the Stellacure shareholders are entitled to “put” their retained shares of Stellacure to Cord Blood for purchase, provided more than 50% of the original Stellacure Shareholders vote to exercise the put.  If more then 50% of the shareholders vote to exercise the put, all the original Stellacure shareholders are required to put their shares to Cord Blood.  The put may be exercised at the earliest in fiscal year 2012 and at the latest in fiscal year 2014 with a 30 day window period of exercise after approval of Stellacure's annual financial statement by its shareholders.  The put purchase price for all of  the outstanding Stellacure shares is set in the aggregate at an amount equal to (i)one half of  the sum obtained by multiplying 1.5 times Stellacure’s revenues for its prior fiscal year; plus (ii) an amount equal to one half of the sum obtained by multiplying by six Stellacure’s  EBITDA for its prior fiscal year; (iii) less a sum equal to 50% of the then outstanding Convertible Debt Line (iv) less a sum equal to  50% of a cash balance that exceeds EUR 200,000.  In the event that such put is exercised, each original Stellacure shareholder is entitled to opt for a cash payment, or payment in the form of issuance of Cord Blood restricted Common Stock, valued at 110% of their market, or a 50/50 combination of cash and Cord Blood Common Stock.

ITEM 2.03

Creation of a Direct Financial Obligation for an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Exchange of $1.5 Million Notes

On March 24, 2010, the Company issued  a $1,550,000 “Convertible Promissory Note” to a private investor (the “Company Note”).    The  Company Note bears interest in the form of a one time interest charge of 10%, payable with the Company Note’s principle amount on the maturity date,  March 24, 2013.  All or a portion of Company Note principle and interest is convertible at the option of the investor/holder from time to time, into shares of the Company’s common stock, at a per share conversion price equal to 85% of the average of the 5 lowest traded prices for the Company’s common stock in the 20 trading days previous to the effective date of each such conversion.

At the same time, this same investor issued and delivered to the Company, a second  “Secured & Collateralized Promissory Note” (the “Investor Note”), which served as sole consideration to the Company for the Company’s issuance of  the Company Note to the investor.   This Investor Note is in the principle amount of   $1,500,000,  bears interest in the form of a one time interest charge of 10.33%, and interest is payable with the Note’s principle on its maturity date, March 24, 2013.  The Investor Note is to be secured by money market funds (or similar equivalent), or any other assets having a value of at least $1,500,000.

While no mandatory principal or interest payments are due on the Investor Note until its maturity date, the Investor Note contemplates further voluntary pre payments at the option of the investor on the Investor Note to the Company at the approximate rate of $100,000 per month, beginning 6 months after Investor Note issuance, or about the end of September , 2010, but only provided: (i) all requests by the investor for conversion of principle and interest on the Company Note are honored; and (ii)  the Company’s common stock issued upon such conversions of portions of the principle and interest on the Company Note is freely tradable in the hands of the investor under Federal Securities laws and regulations.

Exchange of $800,000 Notes

On March 26, 2010, the Company issued  a $800,000 “Convertible Promissory Note” to a private investor (the “Company Note”).    The  Company Note bears interest in the form of a one time interest charge of 10%, payable with the Company Note’s principle amount on the maturity date,  March 26, 2013.  All or a portion of Company Note principle and interest is convertible at the option of the investor/holder from time to time, into shares of the Company’s common stock, at a per share conversion price equal to 85% of the average of the 5 lowest traded prices for the Company’s common stock in the 20 trading days previous to the effective date of each such conversion.

At the same time, this same investor issued and delivered to the Company, a second  “Secured & Collateralized Promissory Note” (the “Investor Note”), which served as sole consideration to the Company for the Company’s issuance of  the Company Note to the investor.   This Investor Note is in the principle amount of $750,000,  bears interest in the form of a one time interest charge of 10.67%, and interest is payable with the Note’s principle on its maturity date, March 24, 2013.  The Investor Note is to be secured by money market funds (or similar equivalent), or any other assets having a value of at least $750,000.

While no mandatory principal or interest payments are due on the Investor Note until its maturity date, the Investor Note contemplates further voluntary pre payments at the option of the investor on the Investor Note to the Company at the approximate rate of $100,000 per month, beginning 6 months after Investor Note issuance, or about the end of September , 2010, but only provided: (i) all requests by the investor for conversion of principle and interest on the Company Note are honored; and (ii)  the Company’s common stock issued upon such conversions of portions of the principle and interest on the Company Note is freely tradable in the hands of the investor under Federal Securities laws and regulations.

ITEM  5.02

Compenatory Arrangements of Certain Officers.

CBAI extended its previous  Consulting Agreement  with Pyrenees Capital, LLC.,  (“Pyrenees”), for an additional 12 month period.  Pyrenees is a limited liability company owned by Stephanie Schissler, CBAI's current Chief Operating Officer, and Pyrenees engages in the business of providing strategic consulting sevices to corporations such as the Company. Ms. Schissler is also the spouse of the Company's Chief Executive Officer, Matthew Schissler..  The strategic planning and consulting services to be rendered by Pyrenees will be render primarily by Stephanie Schissler, acting as  an employee of Pyrenees.

 The agreement provides for the payment of consulting fees of  $12,500 per month over its renewed 12 month term to Pyrenees and grants 20,000,000  incentive options to acquire the Company’s common stock, which can be exercised twelve months from the issuance date and have a ten year term, and an exercise price of $.0087 per share.   The agreement automatically renews for a second twelve month term, unless a 60-day written notice of cancellation is provided by Pyrenees , or a 180-day written notice is provided by CBAI.

Item 9.01

Financial Statements and Exhibits

4(i)	Convertible Promissory Note for $1,550,000
4(ii)	Secured & Collateralized Promissory Note for $1,500.000
4(iii)	Investment Agreement Regarding the Acquisition of A Majority of the Shares in Stellacure GMBH (English translation)
4(iv)	Shareholder Agreement with Shareholders of Stellacure GMBH (English translation)
4(v)	Agreement between the Company and Pyrenees Capital, LLC
4.1(i)	Convertible Promissory Note for $800,000
4.1(ii)	Secured & Collateralized Promissory Note for $750,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

Date: March 29, 2010	By:	/s/ Matthew L. Schissler
Matthew L. Schissler,
Chief Executive Officer